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                                                                Exhibit 5.1

                                   May 6, 2004


Dick's Sporting Goods, Inc.
200 Industry Drive
RIDC Park West
Pittsburgh, PA  15275

         Re:    Dick's Sporting Goods, Inc.
                ---------------------------

Dear Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-3 (as amended and supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of (i) $255,085,000 aggregate principal amount at maturity of Senior Convertible Notes due 2024 of Dick's Sporting Goods, Inc., a Delaware corporation (the "Company") (the "Notes"), and (ii) up to 4,388,024 shares (the "Shares") of the Company's common stock, par value $.01 per share, initially issuable upon conversion of the Notes (the "Common Stock"). All of the Notes and Shares are being registered by the Company on behalf of the holders of the Notes.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein, including the Indenture (the "Indenture") dated February 18, 2004, between the Company and Wachovia Bank, N.A., the trustee of the Notes (the "Trustee"). In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to matters of fact material to our opinion, we have relied without independent verification on representations made in the Indenture and the purchase agreement relating to the Notes and certificates and other inquiries of officers of the Company and of public officials.

         Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the following opinion:

                  1. That the Notes constitute valid and binding obligations of the Company enforceable against it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer, or other similar laws affecting the rights of creditors generally and by general principles



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May 6, 2004
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of equity and judicial discretion, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity).

                  2. That the Shares when issued and delivered upon conversion of the Notes in accordance with the terms of the global note representing the Notes and Indenture, in the manner and for the consideration stated therein will be validly issued, fully paid and nonassessable.

         In rendering the above opinions, we have assumed in all cases that the Registration Statement has been declared effective by order of the Commission and remains in effect. It is understood that this opinion is to be used only while the Registration Statement remains effective with the Commission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Validity of Securities" in the prospectus contained therein. In providing such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

         We are licensed to practice law in the Commonwealth of Pennsylvania and do not hold ourselves out to be experts on, or generally familiar with or qualified to express a legal opinion on, the laws of any jurisdiction other than the general laws of the Commonwealth of Pennsylvania, the laws of the State of New York (as it relates to matters under the Indenture and the Notes only) or the federal laws of the United States of America and the general corporate law of the State of Delaware. We express no opinion as to any matter involving choice of law or conflicts of law. This opinion is intended solely for use in connection with the resale of the Notes and the Common Stock issuable upon conversion of the Notes by the selling securityholders named in the Registration Statement subject to the Registration Statement and is not to be relied upon for any other purpose.

         Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.


                                            Very truly yours,

                                            BUCHANAN INGERSOLL PC



                                            By:  /s/  Jeremiah G. Garvey
                                                ----------------------------